Exhibit 99.1

MusclePharm Reports 2014 Fourth-Quarter and Full-Year Financial Results

Accelerates Global Growth Initiatives: Opens European Sales and Operations Office in Dublin, Ireland, Subsidiary in Sydney, Australia, and Lays Groundwork in Brazil

Expects 2015 Net Sales in Range of $210 to $220 Million;

Gross Margin in Range of 31 to 33 Percent

Conference Call Set for Tuesday, March 17 at 9 a.m. ET

Denver, CO – March 16, 2015 –MusclePharm Corporation (OTCQB: MSLP), a scientifically driven, performance-lifestyle sports nutrition company, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“We had record net revenue growth year-over-year, adding $67 million in net revenue in 2014, on top of $44 million in net revenue in 2013. We continue to experience strong revenue growth, and expect that to continue,” said Brad Pyatt, MusclePharm’s chairman and chief executive officer. “While we were aggressive on our 2014 guidance, we saw a number of our key customers optimizing their inventory and fulfillment purchasing patterns in the second half of the year. MusclePharm’s brands are performing well as we strengthened relationships with retailers and introduced several new products that continue to resonate with consumers and gain distribution. We are now seeing order patterns returning to normal across the board in the first quarter of 2015.

“At the same time, we accelerated our global growth initiatives, opening a European sales and operations office in Dublin, Ireland, creating a subsidiary in Sydney, Australia, and laying the groundwork for our expansion in Brazil,” Pyatt said. “While these new initiatives were a headwind for short-term profitability on a GAAP basis, they are an important step as a growth company that is running lean, investing back into the business, and augmenting its supply chain to serve international markets.”

Recent Highlights

•	Developed more than 180 new items, including new products, new flavors and new sizes in the U.S. and international markets in 2014. This includes launch of mass consumer products such as CocoProtein™ and Combat Crunch™ as part of Company’s initiative to address the entire spectrum of the sports nutrition industry;

•	Announced manufacturing agreement with Capstone Nutrition thereby consolidating certain aspects of MusclePharm’s manufacturing. Also received warrants for 19.9 percent of Capstone’s parent company. Agreement helps further optimize MusclePharm’s supply chain, and is part of Company’s initiative to strive to improve gross margins. The agreement also includes an option to complete an acquisition of Capstone within the next 18 months, furthering MusclePharm’s vertical integration strategy;

•	Acquired rights, inventory and book of business for MusclePharm apparel, bringing function back in house to increase utilization for promotional activities and build the business;

•	Entered energy drink category with two new energy drinks, MusclePharm Energy Sport™ and Energy Sport Zero™;

•	Announced the expansion of offerings in nutrition bar category with introduction of Arnold Schwarzenegger™ Muscle Bar™, a protein-packed triple-layered sports nutrition bar beginning with three flavors;

•	Announced the MusclePharm Hardcore Series, featuring best ingredients available for serious athletes. Backed by MusclePharm Hardcore Athlete Lind Walter and to be exclusively available at Bodybuilding.com;

•	Promoted John Price to Chief Financial Officer. Price joined MusclePharm in July 2014, serving as Executive Vice President of Finance, Chairman of the Disclosure Committee and Risk Management Officer. His background includes public company and big four audit experience; and

•	Named Brian Cavanaugh Senior Vice President of Retail and Brand Strategy to oversee MusclePharm’s growing brand portfolio.

2014 Fourth-Quarter Results

The following comparison refers to results for the fourth quarter of 2014 versus the fourth quarter of 2013.

Net sales were $32.7 million, compared with $37.5 million last year. The strength of the fourth quarter last year was primarily a result of the domestic Arnold Schwarzenegger Series™ launch.

Net sales by distribution channel were as follows:

•	Food, Drug and Mass (FDM), a new distribution channel for MusclePharm in 2014, was $6.2 million, compared with $8.1 million last year. Revenue in 2013 reflected channel fill associated with the launch into Costco;

•	International was $10.4 million, compared with $11.3 million during the same period last year;

•	Specialty, which includes distributors and online retailers, was $14.1 million, compared with $18.0 million last year, related to the domestic launch of the Arnold line; and,

•	BioZone Labs., acquired in January 2014, accounted for $2.0 million of MusclePharm’s sales growth.

Gross profit was $7.5 million, compared with $9.7 million last year. As a percentage of net sales, gross profit was 23 percent, compared with 26 percent last year. The decrease was a result of lower net revenues in 2014 fourth quarter, as well as increased expenses associated with product launches and promotions.

Operating expenses as a percentage of net sales were 73 percent, compared with 42 percent last year, reflecting MusclePharm’s strategic decision to invest in building global infrastructure. Expenses include $4.1 million in stock-based compensation, and $1.0 million of amortization of prepaid stock compensation, non-cash expenses, related to restricted stock awards to employees, board members and star athlete endorsers to promote MusclePharm’s brand.

Net loss for the 2014 fourth quarter was approximately $16.2 million, or $1.39 per share, compared with a net loss of approximately $4.0 million, or $0.45 per share, for the same period last year.

Adjusted EBITDA, a non-GAAP measure, which removes $4.1 million in stock-based compensation, as well as other items defined in the reconciliation table included in the press release, for the 2014 fourth quarter, was a loss of approximately $9.8 million, compared with a with a loss of $1.9 million, for the same period last year.

“We believe that our new West Coast distribution center and the upcoming consolidation of manufacturing with Capstone Nutrition are important steps in MusclePharm’s vertical integration strategy and its path to profitability,” said Richard Estalella, president of MusclePharm. “Additionally, we are tailoring products to meet demand in foreign markets, supported by local manufacturing with bilingual packaging.

“New revenue streams from contract manufacturing, as well as developing exclusive brands for retailers are propelling our growth and strengthening MusclePharm’s leadership position in the sports nutrition market,” Estalella added.

2014 Full-Year Results

The following comparison refers to results for the full year of 2014 versus the full year of 2013.

Net sales grew 60 percent to $177.4 million from $110.9 million last year.

Net sales by distribution channel were as follows:

•	Food, Drug and Mass (FDM), a new distribution channel for MusclePharm in 2014, was $24.8 million, compared with $8.1 million last year;

•	International increased $32.4 million, or 95 percent, to $66.5 million, compared with $34.1 million during the same period last year;

•	Specialty, which includes distributors and online retailers, grew by $5.2 million, or 6 percent, to $73.8 million, compared with $68.6 million last year; and,

•	BioZone Labs., acquired in January 2014, accounted for $12.3 million of MusclePharm’s sales growth. Since the acquisition, MusclePharm has grown BioZone contract manufacturing 50 percent.

Gross profit was $56.0 million or 32 percent of net sales, compared with $33.2 million or 30 percent of net sales. The improvement was primarily related to process efficiencies, decrease in spoilage, and the integration and continued improvement of enterprise resource planning.

Operating expenses were $75.4 million or 42 percent of net sales, compared with $47.5 million or 43 percent of revenue. Expenses include $10.9 million in stock-based compensation, and $3.7 million of amortization of prepaid stock compensation, non-cash expenses, related to restricted stock awards to employees, board members and star athlete endorsers to promote MusclePharm’s brand.

Net loss was reduced to $13.8 million, or $1.25 per share, from a net loss of $17.7 million, or $2.46 per share, for the same period last year.

Adjusted EBITDA for 2014 was approximately $3.4 million, compared with $302,000, for the same period last year.

2015 Full-Year Guidance

MusclePharm anticipates full-year 2015 net sales in the range of $210 to $220 million, with gross margin in the range of 31 to 33 percent.

“With the launch of additional brands, products and product extensions, combined with new revenue opportunities in contract manufacturing, and our clothing line, which we recently brought in house, we are confident about the company’s performance in the year ahead,” Pyatt added.

2014 Fourth Quarter Conference Call Information

When:	Tuesday, March 17

Time:	9:00 a.m. Eastern Time

Phone:	1-877-407-9126 (domestic)

1-201-493-6751 (international)

A live webcast will be available online on MusclePharm’s website at http://ir.musclepharmcorp.com, where it will be archived for one year.

An audio replay of the conference call will be available through midnight March 24 by dialing 877-407-9126 from the U.S. or Canada, or 201-612-7415 from international locations, passcode 13581597.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the earnings release contains non-GAAP financial measures adjusted for income taxes, depreciation and amortization of property and equipment, amortization of intangible assets, provision for doubtful accounts, amortization of prepaid stock compensation, amortization of prepaid sponsorship fees, stock based compensation, and issuance of common stock warrants. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis. Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss).

About MusclePharm

MusclePharm® is a scientifically-driven, performance lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 110 countries and available in over 35,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit www.musclepharm.com. Follow MusclePharm Corporation on Facebook, Twitter, and Instagram.

To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof

MusclePharm Corporation

Consolidated Balance Sheets

In thousands

	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$1,020	$5,412
Restricted cash	—	2,500
Marketable securities	—	379
Accounts receivable, net	16,644	13,741
Inventory	21,069	15,772
Prepaid giveaways	1,228	1,178
Prepaid stock compensation, current	4,476	3,024
Prepaid sponsorship and endorsement fees	238	1,145
Prepaid expenses and other current assets	1,742	1,376

Total current assets	46,417	44,527
Property and equipment, net	7,805	2,614
Intangible assets, net	7,074	155
Prepaid stock compensation, long-term	4,952	4,718
Other assets	108	144

TOTAL ASSETS	$66,356	$52,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,761	$26,048
Accrued liabilities	7,023	2,345
Customer deposits	—	266
Other debt obligations	46	63
Line of credit	8,000	2,500
Derivative liabilities	—	1,147

Total current liabilities	42,830	32,369
Other long-term liabilities	146	54

Total liabilities	42,976	32,423

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	—
Common stock	14	9
Additional paid-in capital	129,130	103,065
Treasury stock	(10,039)	(1,498)
Accumulated other comprehensive loss	(66)	(14)
Accumulated deficit	(95,659)	(81,827)

Total stockholders’ equity	23,380	19,735

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,356	$52,158

MusclePharm Corporation

Consolidated Statement of Operations

In thousands, except per share amounts

	Three months ended		Year ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Revenue, net	$32,672	$37,493	$177,389	$110,878
Cost of revenue	25,138	27,784	121,379	77,686

Gross profit	7,534	9,709	56,010	33,192

Operating expenses
Advertising and promotion	8,057	5,900	28,053	15,535
Salaries and benefits	8,162	5,164	25,347	11,831
Selling, general and administrative	5,473	2,172	13,354	7,173
Research and development	1,001	678	3,997	1,119
Professional fees	1,241	1,757	4,635	11,831

Total operating expenses	23,934	15,671	75,386	47,489

Loss from operations	(16,400)	(5,962)	(19,376)	(14,297)
Other income (expense), net	26	2,089	5,577	(3,306)

Loss before provision for income taxes	(16,374	(3,873)	(13,799)	(17,603)
Provision for income taxes	(138)	115	33	115

Net loss	$(16,236)	$(3,988)	$(13,832)	$(17,718)

Net loss per share, basic and diluted	$(1.39)	$(0.45)	$(1.25)	$(2.46)

MusclePharm Corporation

Reconciliation to Non-GAAP Income (Loss) to GAAP Income

In thousands

	Three months ended		Year ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Net income (loss)	$(16,236)	$(3,988)	$(13,832)	$(17,718)
Non-GAAP adjustments:			—	—
(Benefit)/provision for income taxes	(138)	115	33	115
Depreciation and amortization of property and equipment	335	198	1,285	709
Amortization of intangible assets	276	—	698	—
Provision for doubtful accounts	37	83	201	242
Amortization of prepaid stock compensation	1,028	1,177	3,716	6,562
Amortization of prepaid sponsorship fees	786	1,155	5,802	4,011
Stock-based compensation	4,055	1,487	10,928	3,075
Issuance of common stock warrants to third parties for services	61	—	130	—
Other (income) expense, net	(26)	(2,089)	(5,577)	3,306

Adjusted EBITDA	$(9,822)	$(1,862)	$3,384	$302

Investors:

Matt Sheldon |Evan Pondel

PondelWilkinson Inc.

(310) 279-5980

investors@musclepharm.com

Media:

Becky Warren

Mercury Public Affairs

(916) 607-0129

bwarren@mercuryllc.com